                                                                    Exhibit 10-3

                            FIRST AMENDMENT AGREEMENT
                            -------------------------

         THIS FIRST AMENDMENT AGREEMENT ("Agreement") is made as of the 17 day of April, 1997, by and between BANK ONE, AKRON, NA ("Lender"), LEXINGTON PRECISION CORPORATION, a Delaware corporation ("LPC"), and LEXINGTON COMPONENTS, INC., a Delaware corporation ("LCI", hereinafter LPC and LCI are referred to each as Borrower singularly and referred to jointly and severally as the "Borrowers," which term shall mean each of the companies individually and both of the companies collectively).

         WHEREAS, Borrowers and Lender are parties to a certain Credit Facility and Security Agreement, including Rider A thereto, dated as of January 31, 1997, as it may from time to time be amended, supplemented or otherwise modified, which provides for certain credit facilities all upon the terms and conditions set forth therein ("Credit and Security Agreement");

         WHEREAS, Borrower and Lender desire to amend the Credit and Security Agreement by increasing the commitment amount under the Equipment Term Loan (as defined in the Credit Agreement), amending and restating the Equipment Term Note (as defined in the Credit and Security Agreement) and by modifying certain other provisions thereof; and

         WHEREAS, each term used herein shall be defined in accordance with the Credit and Security Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations Borrowers and Lender agree as follows:

         1. The Credit and Security Agreement is hereby amended to delete
Section 2.A thereof in its entirety and to insert a new Section 2.A in place thereof as follows:

             A.   FACILITY 1:  EQUIPMENT TERM LOAN.
                  ---------------------------------

                  1.       EQUIPMENT TERM LOAN.   Lender will make a term
         loan (the "Equipment Term Loan") to LPC in a principal amount not to exceed ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,900,000.00). The Equipment Term Loan shall be subject to repayment in accordance with, and bear interest as provided in, Section 2.A.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Equipment Term Note.

                  2.       PAYMENT TERMS OF EQUIPMENT TERM LOAN.

                           (a) INTEREST. The Equipment Term Loan shall bear interest on the unpaid principal balance until the date paid in full at a rate per annum equal to the LIBOR Interest Rate on the Core Borrowing Amount, if any, pursuant to

         Section 2.A.2(b) below and at a rate per annum equal to one-quarter percent (.25%) in excess of the Base Rate on the unpaid principal amount excluding the Core Borrowing Amount, such interest being payable monthly on the first day of each calendar month, commencing on June 1, 1997 and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)- day year basis based upon the actual number of days elapsed.

                           (b) CORE BORROWING AMOUNT. LPC may request that a portion of the outstanding balance of the Equipment Term Loan accrue interest at the LIBOR Interest Rate (the "Core Borrowing Amount") by delivering to Lender a written, telephonic, or telegraphic request (effective upon receipt) by facsimile, telephone, or telegraph by 12:00 p.m. three (3) Business Days prior to the Business Day the LIBOR Interest Rate is to be effective. The request shall specify (i) the Core Borrowing Amount, which shall be in incremental amounts of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), not to exceed the Core Cap and (ii) the duration of the LIBOR Interest Period which shall be either one (1) month or two (2) months, provided that at no time may the Core Borrowing Amount exceed the Core Cap. During the term of the Equipment Term Loan, the Core Borrowing Amount shall not exceed the Core Cap. It shall be the responsibility of the Borrowers to ensure that at no time shall the Core Borrowing Amount exceed the Core Cap. If such an event occurs, the Core Borrowing Amount shall be immediately reduced to a figure equal to or less than the Core Cap, and LPC shall pay to Lender on demand a TWENTY-FIVE DOLLAR ($25) fee, together with interest on the incremental amount(s) which was in excess of the Core Cap at a rate per annum equal to one-quarter percent (.25%) in excess of the Base Rate less any interest previously paid at the LIBOR Interest Rate during such period that there was an amount in excess of the Core Cap.

                           (c) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the Equipment Term Note, the principal balance of the Equipment Term Loan shall be payable in eighty-three
         (83) consecutive equal monthly installments of TWENTY TWO THOUSAND SIX HUNDRED DOLLARS ($22,600.00) each, commencing on June 1, 1997 and continuing on the first day of each calendar month thereafter and a final installment of TWENTY FOUR THOUSAND TWO HUNDRED DOLLARS ($24,200.00) payable on May 1, 2004.

         2. The Credit and Security Agreement is hereby amended by deleting
Section 2.J thereof in its entirety and replacing it with the following:

                  J. SECURITY. As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce Lender to enter into this Agreement and make the Loans and to extend other credit from time to time to Borrower, whether under this Agreement or otherwise, LPC hereby grants to Lender a first priority security interest in all LPC's right, title, and interest in, to, and under the Equipment and the North Canton Equipment, and the proceeds of the Equipment and the North Canton Equipment. As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce Lender to enter into this Agreement and make the Loans and to extend other credit from time to time to Borrower, whether under this Agreement or otherwise, LCI hereby grants to Lender a first priority security interest in all LCI's right, title, and interest in, to, and under the North Canton Equipment, and the proceeds of the North Canton Equipment. As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce Lender to enter into this Agreement and make the loans and to extend other credit from time to time to Borrower, whether under this Agreement or otherwise, LPC or LCI, as applicable, shall execute and deliver an open-end mortgage, granting the Lender the first and best lien on the North Canton Property, the Vienna Property, the Casa Grande Property and the LaGrange Property, subject only to Permitted Encumbrances.

         3. Rider A to the Credit and Security Agreement is hereby amended to delete the definitions of "CORE CAP", "LIBOR INTEREST RATE" and "NORTH CANTON EQUIPMENT" therefrom and to insert in place thereof the following:

                  "CORE CAP": An amount that the Core Borrowing Amount shall not exceed at any time during the term of the Equipment Term Loan. The Core Cap shall be ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000) until September 31, 1997, on which date it shall be reduced to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) and shall be reduced by another ONE HUNDRED THOUSAND DOLLARS ($100,000) on the first day of the month every fifth (5th) month thereafter until January 1, 2004, on which date it shall be reduced to ZERO DOLLARS ($0.00).

                  "LIBOR INTEREST RATE": Means the London Interbank Offered Rate on United States dollars plus two hundred seventy-five (275) basis points per annum.

                  "NORTH CANTON EQUIPMENT": The LPC North Canton Equipment and the Additional North Canton Equipment.

         4. Rider A to the Credit and Security Agreement is hereby amended to add the following definitions of "ADDITIONAL NORTH CANTON EQUIPMENT", "LPC NORTH CANTON EQUIPMENT" and "INTERCREDITOR AGREEMENT" thereto:

                  "ADDITIONAL NORTH CANTON EQUIPMENT": Specific machinery and equipment of LCI and/or LPC consisting of: lathes, machining centers, molding machines, grinders, ultrasonic cleaning tank, cabinets, drilling machines, bandsaw, vacuum pump, lift truck, scrubber, compressor/dryer, cutter grinder, computer, sweeper, vacuum tank, drill sharpener, monitor, bowl feeders and loaders, and feeder bowls now owned or hereafter acquired by LCI and/or

         LPC, as more particularly described on a certain Supplement to Schedule of North Canton Equipment dated as of the date of this Agreement, executed by LCI, LPC and Lender or on any Schedule of Equipment hereafter executed by LCI and/or LPC and Lender which is designated as a "Supplement to Schedule of North Canton Equipment" if and only if Congress agrees in writing that the machinery and equipment on such Supplement to Schedule of North Canton Equipment shall constitute "Specific Additional Equipment" pursuant to the Intercreditor Agreement (collectively, together with the LPC North Canton Equipment, the "Specific Additional Equipment"), together with all currently owned or hereafter acquired accessories and parts for, and repairs, modifications, improvements, upgrades, accessions and attachments to, the Specific Additional Equipment referred to in this definition, PROVIDED, in each case that such machinery and equipment is either (i) located at the North Canton Property as of April __, 1997, or (ii) moved to the North Canton Property at any time after April __, 1997 or
         (iii) removed from the North Canton Property at any time after April __, 1997; and replacements and substitutions for the Specific Additional Equipment acquired after the date hereof that are (A) located at the North Canton Property at any time after April __, 1997; or (B) removed from the North Canton Property at any time after April __, 1997.

                  "INTERCREDITOR AGREEMENT": The Amended and Restated Intercreditor Agreement dated as of January 31, 1997 between Lender and Congress, as the same may be amended, supplemented, modified or restated from time to time.

                  "LPC NORTH CANTON EQUIPMENT": Specific machinery and equipment of LPC consisting of: lathes, transfer molding machines and injection molding machines, now owned or hereafter acquired by LPC, as more particularly described on a certain Schedule of Additional North Canton Equipment dated as of January 31, 1997, executed by LPC and Lender, together with all currently owned or hereafter acquired accessories and parts for, and repairs, modifications, improvements, upgrades, accessions and attachments to, the foregoing machinery and equipment, PROVIDED, in each case that such machinery and equipment is either (i) located at the North Canton Property as of January 31, 1997, or (ii) moved to the North Canton Property at any time after January 31, 1997 or (iii) removed from the North Canton Property at any time after January 31, 1997; and replacements and substitutions for the foregoing machinery and equipment acquired after the date hereof that are (A) located at the North Canton Property at any time after January 31, 1997; or (B) removed from the North Canton Property at any time after January, 1997.

         5. Rider A to the Credit and Security Agreement is hereby amended to delete Paragraph 2D thereof in it entirety and replace it with the following:

                  D. Not incur, make, or continue to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets, including leases which in accordance with generally accepted accounting principles should be capitalized on the books of LPC (including normal replacements and maintenance), which after giving effect thereto would cause the aggregate amount of such capital expenditures by LPC to exceed TWENTY-THREE MILLION DOLLARS ($23,000,000) in fiscal year 1996, to exceed EIGHTEEN MILLION DOLLARS ($18,000,000) (on a non-cumulative basis) in fiscal year 1997, or to exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) (on a non-cumulative basis) in any fiscal year after 1997.

         6. The Credit and Security Agreement is hereby amended by deleting Exhibit A in its entirety and by substituting in place thereof a new Exhibit A in the form of Exhibit 1 attached hereto.

         7. Concurrently with the execution of this Agreement, Borrower shall deliver to Lender the following: (a) certified copies of the resolutions of the board of directors of each Borrower evidencing approval of the execution of this Agreement; (b) such UCC financing statements as may be required by Lender; (c) an Amended and Restated Equipment Term Note dated as of January 31, 1997 in the form and substance of Exhibit 1 attached hereto; and (d) a Supplement to Schedule of North Canton Equipment.

         8. After receipt of the Amended and Restated Equipment Term Note, the Lender will mark the Equipment Term Note being amended and restated thereby "Amended and Restated" and return the same to Borrower.

         9. Borrowers hereby represent and warrant to Lender that (a) each Borrower has the legal power and authority to execute and deliver this Agreement; (b) this Agreement has been duly executed and delivered by each Borrower; (c) the execution and delivery hereof by each Borrower and the performance and observance by each Borrower of the provisions hereof do not violate or conflict with the organizational documents of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower; (d) as of the date hereof, and after giving effect to the transactions contemplated by this Agreement, each Borrower is able to pay its debts as they mature and each Borrower's capital is sufficient and not unreasonably small for the business and transaction in which such Borrower is engaged or about to engage; (e) no Default or Event of Default exists under the Credit and Security Agreement, nor will a Default or Event of Default occur upon the execution and delivery of this Agreement; and (f) this Agreement has been duly authorized, executed, and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

         10. Each reference that is made in the Credit and Security Agreement or any other writing shall hereafter be construed as a reference to the Credit and Security Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit and Security Agreement shall remain in full force and effect in accordance with their terms and shall not be amended or modified hereby.

         11. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         12. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, BORROWER WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE, (ii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (iii) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT. BORROWER HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF OHIO, IN THE COUNTY OF STARK OR THE UNITED STATES COURTS FOR THE NORTHERN DISTRICT OF OHIO, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. BORROWER AND LENDER ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NON-JURY TRIALS. BORROWER AND LENDER AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, BORROWER AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of April __, 1997.

                                 LEXINGTON PRECISION CORPORATION
                                 ("Borrower")

                                 By:    Dennis J. Welhouse
                                        ------------------------------
                                 Name:  Dennis J. Welhouse
                                 Title: Senior Vice President and
                                        Assistant Secretary

                                 LEXINGTON COMPONENTS, INC.
                                 ("Borrower")

                                 By:    Dennis J. Welhouse
                                        ------------------------------
                                 Name:  Dennis J. Welhouse
                                 Title: Senior Vice President and
                                        Assistant Secretary

Accepted at Cleveland, Ohio, as of the date first above written.

BANK ONE, AKRON, NA

By     Rudolf G. Bentlage
  -----------------------------
Name:  Rudolf G. Bentlage
Title: Vice President

                                    EXHIBIT 1
                                    EXHIBIT A

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE
                                 ---------------
                              (Equipment Term Loan)


$1,900,000.00                                                    Cleveland, Ohio
                                                                  April __, 1997

         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a corporation organized under the laws of the State of Delaware ("LPC") and LEXINGTON COMPONENTS, INC., a corporation organized and existing under the laws of the State of Delaware ("LCI") (hereinafter LPC and LCI are referred to each as Borrower singularly and referred to jointly and severally as the "Borrowers," which term shall mean each of the companies individually and both of them collectively), jointly and severally promise to pay to the order of BANK ONE, AKRON, NA (hereinafter referred to as the "Bank"), the principal amount of ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,900,000.00) on June 1, 2004 or sooner as hereinafter provided, with interest on the unpaid balance of said principal amount from the date hereof at a rate per annum equal to the LIBOR Interest Rate (as defined in the Agreement, defined below) on the Core Borrowing Amount, if any, pursuant to the immediately succeeding paragraph and at a rate per annum equal to one-quarter percent (.25%) in excess of the Base Rate (as defined in the Agreement), which definition is hereby accepted by the Borrowers, as the same may from time to time be established on the unpaid principal amount excluding the Core Borrowing Amount (as defined below). If any installment of principal, interest or other amounts due and payable hereunder are not paid when due, or within any applicable grace periods set forth in the Agreement, the Borrowers shall pay interest thereon at the rate of three percent (3.0%) per annum in excess of the Base Rate (as defined in the Agreement hereinafter referred to) as the same may from time to time be established but not to exceed the maximum rate allowed by law. Bank shall have the right to assess a late payment processing fee in the amount of the greater of FIFTY AND NO/100 DOLLARS ($50.00) or five percent (5%) of the scheduled payment in the event of a default in payment that remains uncured for a period of at least ten (10) days.

         The Borrowers shall have the right to elect to have a portion of the outstanding balance of the Equipment Term Loan accrue interest at the LIBOR Interest Rate (the "Core Borrowing Amount") by delivering to the Bank a written, telephonic, or telegraphic request (effective upon receipt) by facsimile, telephone, or telegraph by 12:00 p.m. three (3) Business; Days prior to the Business Day the LIBOR Interest Rate is to be effective, specifying (i) the Core Borrowing Amount, which shall be in incremental strips of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) and which shall not exceed the Core Cap (as defined in the Agreement) in the aggregate and (ii) the duration of the LIBOR Interest Period which shall be either one (1) month or two (2) months.

         If the Borrowers shall fail to give the Bank the notice as specified above for the renewal of the LIBOR Interest Rate on the Core Borrowing Amount prior to the end of the LIBOR Interest Period with respect thereto, the interest rate on the Core Borrowing Amount shall automatically be converted into an interest rate per annum equal to one-quarter percent (.25%) in excess of the Base Rate, as the same may from time to time be established, on the last day of the LIBOR Interest Period for such Core Borrowing Amount.

         The Borrowers agree to pay the principal amount of this Note in fifty
(83) consecutive equal installments of TWENTY TWO THOUSAND SIX HUNDRED DOLLARS ($22,600.00) each, commencing on June 1, 1997 and continuing on the first day of each calendar month thereafter and a final installment of TWENTY FOUR THOUSAND TWO HUNDRED DOLLARS ($24,200.00) payable on May 1, 2004. Monthly payments hereunder shall be applied first to interest due and the balance to reduction of the principal amount outstanding.

         Payments of both principal of and interest on this Note shall be made in lawful money of the United States of America, at 50 South Main Street, Akron, Ohio 44308-1888, or at such other place as the Bank or any subsequent holder hereof shall have designated to the Borrowers in writing. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed. If any payment under this Note becomes due and payable on a day which is not a Business Day (as defined in this Agreement), payment thereof shall be made on the immediately succeeding Business Day.

         This Note is issued pursuant to and is entitled to the benefits of a Credit Facility and Security Agreement dated as of January 31, 1997, by and among the Borrowers and the Bank, as amended (the "Agreement"), to which Agreement reference is hereby made for a statement of the rights and obligations of the Bank and the duties and obligations of the Borrowers in relation thereto; but neither this reference to said Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of or interest on this Note when due.

         The Borrowers may prepay all or any portion of this Note at any time and in any amount without penalty or premium, provided that all prepayments shall be applied to installments of principal in the inverse order of their maturities and subject to the terms of prepayment of the Core Borrowing Amount set forth herein. The Core Borrowing Amount accruing interest at the LIBOR Interest Rate may be prepaid only on the last day of the LIBOR Interest Period (as defined in the Agreement) for the Core Borrowing Amount without premium or penalty; provided, however, as long as the Bank has not matched funds in a money market to fund the Core Borrowing Amount, (i) the Borrowers may prepay the Core Borrowing Amount during a LIBOR Interest Period if the Borrowers pay a penalty in the amount of one percent (1%) of the prepayment amount and (ii) the outstanding balance of the Core Borrowing Amount upon the application of the prepayment amount shall be an increment of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).

         If an Event of Default (as defined in the Agreement) shall occur and shall be continuing, the principal of this Note may be declared immediately due and payable at the option of the Bank.

         In the event that the Borrowers fail to pay any regularly scheduled principal or interest payment on this Note when due (other than as a result of acceleration thereof based on a default or event of default other than the failure to make any such regularly scheduled payments of principal or interest on this Note when due) which failure is not cured within the ten (10) day cure period provided in Section 6A of the Agreement (a "Payment Default"), or if an Event of Default occurs and is continuing, which arises from fraudulent act(s) or practice(s) of either Borrower which Event of Default is not cured within three (3) Business Days after the Borrowers' receipt of written notice thereof from the Bank (a "Fraud Default"), the Borrowers hereby authorize any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States, at any time or times after the above sum becomes due, and waive the issuance and service of process and confess judgment against either Borrower or Borrowers, in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments. To the extent that the provisions of the cognovit warning set forth above the Borrowers' signature specifically contradict the provisions of this paragraph regarding the requirement of a Payment Default or a Fraud Default to take a cognovit judgment, the provisions of this paragraph control.

         No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Borrowers shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to the address (or telecopier number) set forth in Rider A of the Agreement or such other address or telecopier number as may be hereafter designated in writing by the Borrowers to the Bank.

         This note is executed at Cleveland, Ohio, County of Cuyahoga.

--------------------------------------------------------------------------------
WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                                   LEXINGTON PRECISION CORPORATION
                                   ("Borrower")

                                   By:
                                        ----------------------------------
                                   Name:  Dennis J. Welhouse
                                   Title: Senior Vice President and
                                          Assistant Secretary



                                   LEXINGTON COMPONENTS, INC.
                                   ("Borrower")

                                   By:
                                        ----------------------------------
                                   Name:  Dennis J. Welhouse
                                   Title: Senior Vice President and
                                          Assistant Secretary